Homes For America Holdings, Inc.

Item 21 - List of Subsidiaries

1.       Putnam Homes For America, Inc.
                                24 Naugatuck St.
              Milford, CT
              Tax payer ID # 06-1496997
              Percentage Owned - 100%

2.       Prairie Village Homes For America, Inc.
              1725 DeSales Street NW
              Washington, DC
              Taxpayer ID # 52-2074336
              Percentage Owned - 100%

3.       Glen Hills Homes For America, Inc.
              6003 Abrams Road Dallas, TX Taxpayer ID # 52-2079776 Percentage Owned - 100%